THIRD AMENDMENT TO ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This third AMENDMENT, dated as of September 1, 2009 is by and between INTERCLICK, INC. (“Client”) and CRESTMARK COMMERCIAL CAPITAL LENDING LLC (“Crestmark”).

RECITALS

A.           Client and Crestmark (the “Parties”) are parties to a certain Accounts Receivable Financing Agreement, dated as of November 12, 2008 (the “Agreement”).

B.           The Parties have agreed to amend the Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.           Amendment of Agreement.

A.	Section 1.36 is hereby deleted in its entirety and replaced with the following:

“1.36 Servicing Fee – Three-hundred seventy-five thousandths percent (0.375%).”

2.           Effect of this Agreement.  Except as modified pursuant hereto, the Agreement is specifically ratified, restated and confirmed by all parties thereto as of the date hereof.  To the extent of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, provided that, this Amendment shall not become effective until all counterparts hereof have been executed by all parties hereto.

The parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

INTERCLICK, INC.	CRESTMARK COMMERCIAL CAPITAL LENDING LLC

BY: /s/ Michael Matthews	BY: /s/ Patrick M. Haney
PATRICK M. HANEY, President
PRINT NAME: Michael Matthews

TITLE: CEO